SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-AZTAR CORPORATION

          GABELLI FUNDS, INC.
               THE GABELLI CAPITAL ASSET FUND
                                 9/12/97           10,000             7.4250
          GAMCO INVESTORS, INC.
                                 9/12/97            5,200             7.3118
                                 9/11/97            9,800             7.2691
                                 9/10/97           15,900             7.1714
                                 9/09/97           24,100             7.3125
                                 9/08/97           52,000             7.2765
          GAMCO INVESTORS, INC.
                                11/06/97            6,000             7.0750
                                10/10/97            2,000             7.6875
                                10/08/97            1,000             7.5000
                                 9/12/97           11,700             7.3118
                                 9/09/97           16,000             7.3125
                                 9/08/97            2,500             7.2765
                                 9/08/97            2,000             7.1875















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.




                                       33